Exhibit 99.1

NEWS RELEASE

Option Agreement Completed

March 14, 2011, Reno, Nevada, Sino American Oil Company (OTCBB: OILY) completed an Option Agreement with Sentry Petroleum (Australia) Pty. Ltd. The option is an exclusive right to earn an undivided 70% interest in Sentry Petroleum (Australia) Pty.Ltd. ATP 865 & ATP 866 in Queensland, Australia. To earn its interest, Sino American will pay 100% of the cost to drill and complete one well and provide funding up to USD$1,000,000 for additional geological, geophysical, and engineering work.

On Behalf of the Board

Ronald E. Hughes
President & Executive Director
Sino American Oil Company
Suite 430-5190 Neil Road
Reno, NV.  89502

Phone: 866-261-8853

Note: This press release may contain forward-looking statements, within the meaning of the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, including, without limitation, statements regarding expectations about future revenues or business opportunities or potential research projects. These statements are typically identified by use of words like "may", "could", "might", "expect", "anticipate", "believe", or similar words. Actual events or results may differ materially from the Company's expectations, which are subject to a number of known and unknown risks and uncertainties including but not limited to changing market conditions

SOURCE: Sino American Oil Company (OILY: OTCBB) www.sinoamericanoil.com